As filed with the Securities and Exchange Commission on
           -------------------------------------------------------
                                                File # 333-41206
-----------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           _______________________
                                    FORM SB-2/A2
                           REGISTRATION STATEMENT
                                 Under the
                           SECURITIES ACT OF 1933
                           ______________________

                         CLIP 'N PIERCE FASHIONS, INC.
                 (Name of Small Business Issuer in its Charter)

      Delaware                           3911               33-0857223
--------------------------------   -----------------       -------------
  (State or other Jurisdiction     (Primary Standard        (IRS Employer
of Incorporation or Organization)   Industrial                ID No.)
                                    Classification
                                    Code Number)

                        CLIP 'N PIERCE FASHIONS, INC.
                          4190 Bonita Road, #105
                         Bonita, California 91902
                    (619) 267-0450  Fax: (619) 267-0452
                 --------------------------------------------
                 (Address of Principal Place of Business or
                     Intended Principal Place of Business)

                              BETTY N. MYERS
                        CLIP 'N PIERCE FASHIONS, INC.
                          4190 Bonita Road, #105
                         Bonita, California 91902
                    (619) 267-0450   Fax: (619) 267-0452
         ---------------------------------------------------------
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                        Copies of Communications to:
                          EFM Venture Group, Inc.
                          4190 Bonita Road, #105
                             Bonita, CA 91902
                      (619) 267-0450   Fax: (619) 421-2653

Approximate date of commencement of proposed sale to the public:
as soon as possible after this Registration Statement is effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box.     [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


Title of         Amount        Proposed            Proposed    Amount of
Securities       to be         Maximum Offering    Maximum     Registration
to Be            Registered    Price Per           Aggregate   Fee
Registered                      Share              Offering
                                                   Price

Common Stock     400,000       NA                  NA        $1.07

(1)     Calculated pursuant to Rule 457(a).
                           -----------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                400,000 SHARES
                                      of
                           CLIP 'N PIERCE FASHIONS, INC.

                                 COMMON STOCK

All of the shares of Clip 'n Pierce Fashions, Inc. offered hereby are being offered by TAKK, Inc. TAKK, the selling shareholder, owns 400,000 shares of the common stock of CLIP 'N PIERCE FASHIONS, INC., a Delaware Corporation Takk will distribute to its shareholders 400,000 shares of its Clip 'N Pierce common stock (see "Distribution"). The distribution will be made to holders of record of TAKK stock as of the close of business on June 1, 2000 on the basis of one share of the Company's common stock for each one share of TAKK stock held. Class A shares will participate equally with common shares. The 400,000 shares of the common stock distributed to TAKK shareholders will represent approximately 4.76 percent of all the issued and outstanding shares of the common stock of the Company. TAKK acquired the 400,000 shares of the common stock of Clip n' Pierce on December 1, 1999 for $40. After the distribution, the management of Clip n'Pierce will control approximately 95% of the outstanding common stock.

------------------------------------------------------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------
   THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK,  AND
PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF
THEIR ENTIRE INVESTMENT.  (SEE "RISK FACTORS" ON PAGE 7.)

-------------------------------------------------------------------------


For purposes of qualifying pursuant to a Registration Statement filed on Form SB-2, the Company has placed an aggregate value on the 400,000 Shares of $4000 or $0.01 per Share, Such price has been arbitrarily determined and bears no relationship to the results of operations or assets of the Company.


The date of this Prospectus is ___________,

                                TABLE OF CONTENTS
                                                                 Page
     PROSPECTUS SUMMARY .........................................  5
     OUR COMPANY ................................................  5
     THE OFFERING ...............................................  5
     SUMMARY FINANCIAL STATUS ...................................  6
     RISK FACTORS ...............................................  6
     PENNY STOCK RULES ........................................    9
     THE DISTRIBUTION ........................................... 11
     LIABILITY .................................................. 12
     MANAGEMENT'S DISCUSSION AND ANALYSIS ....................... 14
     BUSINESS ................................................... 15
     MANAGEMENT ................................................. 17
     PRINCIPLE SHAREHOLDERS ..................................... 18
     CERTAIN TRANSACTIONS ....................................... 18
     DESCRIPTION OF SECURITIES .................................. 19
     LEGAL MATTERS .............................................. 20
     EXPERTS .................................................... 20
     FINANCIAL STATEMENTS ....................................... 22
     INFORMATION NOT REQUIRED IN PROSPECTUS ..................... 41

                             PROSPECTUS SUMMARY

This entire prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information other places in the prospectus. Unless the context requires otherwise, 'we', 'us', 'our' and similar terms refer to Clip 'n Pierce Fashions, Inc.

                                 Our Company

Clip 'n Pierce has developed a clip-on earring with the capability of affixing to it any earring designed for pierced ears. Management has had a prototype made and it has been worn and tried with several types of pierced earrings over a period of a year or more. The product has proved satisfactory to the wearer to the extent it has been tried. A verbal agreement has been made with a jeweler specializing in the making of original jewelry to produce a small quantity of the earrings for experimental marketing. The marketing plan has been to conduct interviews with 8 to 10 jewelry outlets, inquire of their opinion of the product and solicit their interest in placing them in their shops. Whether this will be on consignment or purchase has not yet been
determined.    It is intended that the actual manufacturing of the earrings will be by an outside firm rather than the Company doing its own manufacturing.

Starting January 1, 2001 Clip "N Pierce has hired a part time person to promote its product with jewelry stores. No revenues have been received yet. A small number of pairs of earrings, approximately 25 sets, will be manufactured by third quarter of 2001 with pre-marketing starting just prior to that to locate retail outlets for the product. This will take advantage of the holiday season purchasing. If manufacturing costs are as anticipated and sales good, a profit may be seen with this first run.


Clip 'n Pierce was incorporated in Delaware on April 14, 1999. Our address and telephone numbers are 4190 Bonita Road, #105, Bonita, CA 91902;
(619) 267-0450, Fax (619) 267-0452.

                                The Offering

Securities Offered(1) --------------This prospectus covers
                                    the distribution of 400,000
                                    shares of common stock by
                                    TAKK, Inc. which constitutes
                                    approximately 4.76% of the
                                    common stock.

Number of Shares of Common Stock
Outstanding ------------------------8,400,000 shares

Risk Factors------------------------The shares of the common stock involves a high degree
                                    of risk. Holders should
                                    review carefully and consider
                                    the factors described in
                                    "Risk Factors."

                           Summary Financial Information

The following tables set forth for the periods indicated selected financial information for CLIP 'N PIERCE FASHIONS, INC.


SUMMARY BALANCE SHEET DATA:              September 30,  December
31
                                         2000           1999

Current Assets:                           $    145      $    840
Other Assets:                             $      0             0
Total Assets:                             $    145           840

Total Liabilities:                        $      0             0
Shareholders Equity                       $    145           840

SUMMARY STATEMENT OF OPERATIONS DATA:                   Cumulative period
(for January 1, 2000 to                                 from April 14, 1999
September 30, 2000)                                     (Inception) to
                                                        September 30, 2000

Total Income                              $      0      $      0
Net Loss                                  $  5,695         6,151
Net Loss Per Share:                       $ 0.0007      $ 0.0007


Clip 'n Pierce has  been in the development stage since April 14, 1999
and has been actively involved in the development of its products    and
studying marketing potential.

---------------------------------------------------------------------

Clip 'n Pierce is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, but will be subject to such requirements after the distribution. It is the intention of Clip'n Pierce to send to each of its shareholders an Annual Report containing certified financial statements following the end of each fiscal year.



                               RISK FACTORS


PURCHASERS OF CLIP 'N PIERCE'S COMMON STOCK AND RECIPIENTS OF THE DISTRIBUTION DESCRIBED HERE SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, WHICH MAKE CLIP 'N PIERCE'S COMMON STOCK A HIGH RISK SECURITY.

(1)     Clip 'n Pierce is in the start-up stage and subject to all the risks
of a new business.     Only recently has it begun exploring development
possibilities. Manufacturing estimates are now being obtained and may not
                                                              -6-
prove economical For production for the general market. Since we are just
starting the proposed operations    the investor is at risk that this new
business will not be able to make a profit or take a very long time to accomplish that.

(2) Lack of history in operating a jewelry business may risk investor funds due to the inexperience of the officers and directors who are making business decisions. This lack of experience may result in unsatisfactory management decisions resulting in an inability to run a successful jewelry making business. There is no assurance that Clip 'n Pierce will every produce earnings.

(See "Business" and "Management.")

(3)  Additional funds may be needed    and may not be able to be raised. Without
additional capital the original investor funds may be at risk.     The balance
sheet for the year ended December 31, 1999, shows a stockholder's equity of only $840.00 and working capital of only $ 840.00. Since January 1, 2000 a major shareholder, EFM Venture Group, Inc., contributed $16,000 to the capital of Clip 'n Pierce. We Estimate sufficient funds for approximately twelve months of current operations. Thus, we may need to raise additional capital and there is no assurance that we will be able to raise sufficient for continuing needs. While Clip 'n Pierce intends to sell its products through existing retail outlets and distributors, and to possibly receive prepaid royalties, there can be no assurance that we will be successful in achieving the objectives. As of this date Clip n Pierce has manufactured only the rototypes and has sold no earrings.

(4) Product may have no market interest    and with little or no sales the
company may not be able to continue operation.      The proposed marketing of
these earrings has inherent risks. It is a new and untried product with a possibly limited market. We cannot accurately predict the acceptance of the product or the time frame in which any sales will be made. We have surveyed the market to get an indication of the potential but the results unpredictable at this time.

(5)    Current selection of earrings on the market may be sufficient    and
therefore there would be little demand for our product.    Clip 'n Pierce will
operate in a business field where the competing companies are much larger and more experienced in the jewelry business and much better at predicting consumer tastes. There is a somewhat similar product that may be sufficient for the small demand because it serves a similar purpose. Such a competing product may reduce the desirability of our earring. Also, because other established jewelry companies will likely have much larger amounts of capital than this company, we may find it very difficult infuse enough money to compete and make a profit. (See "Competition").

(6)   A manufacturing source has not been found as yet    and may not be
possible to obtain at a reasonable price for the product.      Clip 'n Pierce
does not intend to do its own manufacturing and will be completely dependent on outside companies for the production of its product. While the availability
                                                              -7-
of a company to produce the earrings may not be a problem, the cost of such
production may be too high to make mass marketing feasible.    If the price of
the earrings cannot be at a level that would interest the potential consumer then no sales will lose investor money.

(7)  Market study may be biased    to be overly positive about the
desirability of the product.      The evaluation of the Company's products has
been done solely by its officers and directors. No independent analysis or study of its products has been done by anyone engaged by Clip 'n Pierce. The
investor is at risk    if the company's studies have overestimated the
product's marketability.

(8) Product Liability. Although Clip 'n Pierce is not and does not intend to be involved in the actual manufacturing process (since we intend to use subcontracting arrangements), there may be liability to the Company since we were responsible for the design. The Company presently has no product liability insurance coverage. We believe that this is appropriate at present considering the nature of the product and the stage of development. There can be no assurance that this decision will not result in consequent loss to us and therefore to the investor. (See Business.")

(9) Management is only means for product development. Clip 'n Pierce is completely dependent on its management for its product development and it is probable that the Company would not have sufficient capital to hire personnel to continue the development of the product should management for any reason
cease or be unable to continue to work.    Without personnel to replace
officer and director management the company could not continue to operate.
     The present management acquired its controlling interest in Clip 'n Pierce on December 1, 1999. (See "Certain Transactions.")

(10)  Complete control by management    leaves the company's success to just a
few people, namely the officers and directors. They     will own 95% of the
Company's common stock and will be in a position to continue to control
Clip 'n Pierce. Such close control may be risky to the investor because    the
entire company's operation is dependent on a very few people who could lose their ability, or interest in pursuing the company's operation.

(11)  No cash dividends    are anticipated in the foreseeable future.
Since     Clip 'n Pierce does not anticipate that it will pay dividends    the
investor will only profit by the increase in value of his shares.      Our
profits, if any, during the next several years    will necessarily be used to
develop and possibly expand the product lines and business.

(12)      There is no market for the common stock and even after the
distribution of the shares there is no assurance a market will develop.    The
common stock will not initially be traded on NASDAQ or any Securities Exchange
which may result in the risk of minimal liquidity    of the investment.

(13) Risks of low priced stocks. Because the Company's common stock is likely to trade below $5.00 per share, we are subject to the Securities enforcement and Penny Stock Reform Act of 1990 (the "Penny Stock Rules") . The Penny Stock Rules may adversely affect the market liquidity for our common stock because broker-dealers trading in Penny Stocks must, among other things:
                                                              -8-

      * Provide customers with a risk disclosure statement setting forth certain specified information prior to a purchase transaction;
      * Disclose to the customer inside bid quotation and outside offer quotation for this Penny Stock, or, in a principal transaction, the broker-dealer's offer price for the Penny Stock;
      * Disclose the aggregate amount of any compensation the broker-dealer receives in the transaction;
      * Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;
      * Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the Penny Stock.

Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of penny stock for:
    (i) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years);
    (ii) transactions in which the customer is an institutional accredited investor;
    (iii)transactions that are not recommended by the broker-dealer.


                          PENNY STOCK RULE

The Securities and Exchange commission has adopted rule 15g-9 which established the definition of a "penny stock", for the purposes relevant to Clip 'n Pierce, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
     (1) that a broker or dealer approve a person's account for transactions in penny stocks: and
     (2) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
In order to approve a person's account for transactions in penny stocks, the broker or dealer must
     (1) obtain financial information and investment experience objectives of the person; and
     (2) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock,
     (1) a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,
     (2) sets forth the basis on which the broker or dealer made the suitability determination; and
     (3) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about
     (1) the commissions payable to both the broker-dealer and the registered representative,
     (2) current quotations for the securities, and
     (3) the rights and remedies available to an investor in cases of fraud in penny stock transactions.
     (4) monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

(14) Potential Future Sales Pursuant to Rule 144. Of the 8,400,000 shares of Clip 'n Pierce's common stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of Clip 'n Pierce's common stock. No shares, other than the 400,000 shares which are the subject of this registration and
be sold free of restriction.    All shares other than the 400,000 to be
distributed are held by affiliates and subjection to the restrictions of Rule
144.     (See" Certain Transactions.")

(15) Potential Anti-Takeover Effect of Authorized Preferred Stock. The Company is authorized to issue 20,000,000 shares of $0.001 par value preferred stock with the rights, preferences, privileges and restrictions thereof to be determined by the Board of Directors of Clip 'n Pierce. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted to the holders of preferred stock which could reduce the attractiveness of Clip 'n Pierce as a potential takeover target, make the removal of Management more difficult, or adversely impact the rights of holders of common stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock.


(16) Product Patent. We have elected not to pursue a product patent at this time until further development of the company's potential is explored. There is risk that the product will be seen and copied and we will lose the competitive edge.

(17) Possible conflict in Management. Since there are common individuals on the board of directors of both Clip 'N Pierce and Takk and the companies have some common officers, there may arise conflicts of interest in their duties to the individual companies. After the distribution the companies will have mostly common shareholders.

                                THE DISTRIBUTION

General

Approximately 4.75% of the outstanding Common stock of Clip 'n Pierce is presently owned by TAKK. TAKK is primarily a consulting company. TAKK shareholders will not be required to pay for shares of our common stock received in the distribution or to exchange shares of TAKK in order to receive our common stock.

Material Relationships

Clip n' Pierce has common members on their boards of Directors. Common directors include Edward F. Myers and Betty N. Myers. As such these persons control both Clip n' Pierce and TAKK, Inc.


Manner of Distribution


Pursuant to the plan of distribution, TAKK will distribute to its shareholders 400,000 Shares of the Common stock of Clip 'n Pierce, or one Share for each share of TAKK held of record as of June 1, 2000. Fractional Shares will be rounded up to the next full Share. On December 31, 1999. TAKK had issued and outstanding approximately 200,000 common shares and 200,000 class A shares. On December 31, 1999 TAKK had approximately 200 shareholders of record. Shares of Clip n'Pierce will be mailed to TAKK shareholders as soon a practical after the affectivity of this registration statement. Tax Consequences of TAKK Distribution


Tax Consequences of TAKK Distribution

Clip 'n Pierce believes the following are the material federal income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local and foreign tax laws.

TAKK will recognize a gain or loss based upon the fair market value of the Common stock at the date of the Distribution. This gain or loss is measured by the difference between TAKK's tax basis in the Common stock distributed in the Distribution and the fair market value of that stock.

As a result of TAKK having no current or accumulated earnings and profits allocable to the Distribution no portion of the amount distributed will constitute a dividend for federal income tax purposes. Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each TAKK stockholder will have a tax basis in Clip 'n Pierce's Common stock distributed equal to the fair market value of the Common stock distributed on the Distribution date. The Distribution is not taxable as a dividend. The distribution will be
                                                              -11-
treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the TAKK common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of Shares of Clip'n Pierce's common stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain federal income tax consequences of the Distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local and foreign tax laws.


                   EACH TAKK SHAREHOLDER IS ADVISED TO SEEK
                  PROFESSIONAL TAX COUNSEL REGARDING ANY TAX

                                 LIABILITY
                    THAT MAY ARISE FROM THIS Distribution

Blue Sky Laws

This Distribution is not being made in any jurisdictions of the United States in which this Distribution would not be in compliance with the securities or blue sky laws of such jurisdiction. Only shareholders of TAKK residing in the states set forth below may obtain the Shares pursuant to the Distribution. Clip 'n Pierce initially selected the jurisdictions in which Shareholders may participate in the Distribution after determining from the Shareholder records of TAKK and from record owners the states where substantially all the known owners reside.

IF A BENEFICIAL OWNER RESIDES IN A STATE OF THE UNITED STATES OF AMERICA NOT SET FORTH BELOW, SUCH OWNER MAY NOT PARTICIPATE IN THE DISTRIBUTION.

California


Clip 'n Pierce may add additional states to the list if it determines additional beneficial owners are in other states. This Prospectus will be delivered to those Shareholders of TAKK eligible to participate in this Distribution.

This Prospectus relates to the shares received in the Distribution to the TAKK shareholders. The Distribution of the Company's Common stock will be made to TAKK shareholders without any consideration being paid and without any exchange of Shares by the shareholders of TAKK. Neither TAKK nor the Company will receive any proceeds from the Distribution by TAKK of such Shares of the Company's common stock nor from the sale of any such Shares by any persons who may be deemed to be the underwriters.

A copy of this Prospectus is being mailed to each TAKK shareholder of record
                                                              -12-
on June 1, 2000, together with the certificate representing the number of the Clip n' Pierce Shares to which he is entitled. Persons wishing to evaluate the Clip n' Pierce Shares being distributed to them should review this Prospectus carefully.

Reason for the Distribution

The board of directors of Takk has decided that the shares of Clip n'Pierce in the hands of individual shareholders will provide more value to the Takk
shareholders than if corporately owned.    If at some future date the shares
of Clip 'N Pierce are publicly traded then shareholders may determine for themselves on a individual basis whether they wish to sell their shares and obtain personal liquity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded or if so whether the market will provide any particular return to the shareholder.


Costs of Distribution

Clip 'n Pierce estimates that the total cost of the Distribution will be approximately $7,300. TAKK has agreed to pay all such costs.

Listing and Trading of our Common Stock

There is not currently a public market for our common stock. After the distribution is complete we intend to request trading on the Nasdaq bulletin board. We cannot assure you as to the price at which our common stock might trade after the distribution date or wither or not Clip n' Pierce can qualify for listing.

The shares distributed to TAKK shareholders will be freely transferable, except for shares received by people who may have a special relationship or affiliation with us. People who may be considered our affiliates after the distribution generally include individuals or entities that control, are controlled by or under common control with us. This may include some or all of our officers and directors. Persons who are our affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act of 1933 , as amended, or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by Section 4(2) of the Securities Act or Rule 144 thereunder.


                   DETERMINATION OF OFFERING PRICE

Since the Distribution is a dividend by a present stockholder, there is no offering price and no dilution to existing stockholders of Clip 'n Pierce. For the purpose of computing the instant registration fee, Clip 'n Pierce and TAKK arbitrarily set the price per share at $0.01, but such price has no relationship to Clip 'n Pierce's results of operations or assets and may not reflect the true value of such Common stock.

   MANAGEMENT'S DISCUSSIONS AND ANALYSIS OR PLAN OF OPERATION

Certain Forward-looking Information

Information provided in this SB-2 filing on Form SB-2 may contain forward-looking statements within the meaning of Section 21E or Securities Exchange Act of 1934 that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's products, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the SB-2 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materialy from any forward-looking statment or views expressed herein.

Clip 'n Pierce has sufficient cash resources to operate at the present level of expenditure for the next twelve months. On February 28, 2000 a major shareholder, EFM Venture Group, Inc. contributed $5,000 and on November 28, 2000 another $5,000 to the capital of the Company and on January 12, 2001, $6,000. Clip 'n Pierce may raise additional capital either through debt or equity. No assurances can be given that such efforts will be successful. The Company has no specific plans at present for raising additional capital.

The following is the history and projected future activities of the company in milestone format.

   Milestone:

1. Development of prototype idea. This was done prior to the organization of Clip 'N Pierce.

2. Production of a physical prototype. This was done prior to the organization of Clip 'N Pierce.

3.  Inital small market study.  Done during November 2000.

4.  Develop product brochure.  January 2001. Estimated cost $300.

5. Additional store to store market study using brochure. Late January 2000 to February 2001. Cost estimate $300.

6.  Mail brochures to qualified jewelry stores in San Diego and follow up with
telephone interviews.   $500.

7. Develop list of manufactures and assess pricing. Decide on 18 or 14 karat gold. Determine price, quantity and delivery. March to June 2001.

8. Place order for small initial product production. July 2001. Cost will depend on information obtained in milestone 7.
                                                              -14-

9. Fall of 2001. Market initial production to stores identified in mile stones 5 and 6. Cost will depend on information from milestone 5 and 6 as to number of stores. This mile stone should mark the first revenues for Clip 'N Pierce.

10. Determine future production and sales effort from information gained from initial sales effort. Depending on the size of the production and potential Clip 'N Pierce may need to obtain addition capital from loans or sale of additional equity.


The pricing of the product will depend on the quality of gold and/or silver selected for production. The cost to produce the prototype was approximately $300 in 18 karat gold. That cost will need to be brought down when manufacturing in quantity in order to appeal to the general market. It can be
made of a lesser karat gold for instance. We believe a cost under    $150 for
gold and under $100 for silver     will allow mark-up and still generate
profit for the company. Details are not firm and there is no assurance that the price goals can be met.

In the next twelve months, Clip 'n Pierce will pursue arrangements for the sale of its products. The market study conducted in November of this past year
   in two shopping centers in San Diego County.     The results indicate some
probable success of the item. If the price of production can be kept
reasonable, revenues could be expected    early in 2002. A manufacturing
source will be sought early in 2001. Initial placement of the product in retail outlets will take place in the fourth quarter of 2001 in San Diego County as a starting location.
(See "Business-History.")

Clip 'n Pierce plans to develop additional variations of the product including types of metals and size of the earring. Clip 'n Pierce does not plan to employ additional personnel during the next twelve months. Clip 'n Pierce plans to make use of contracted, short-term or leased personnel, if any.


                                    BUSINESS


Product

Clip 'n Pierce has developed a clip-on earring with the capability of affixing to it any earring designed for pierced ears. The prototype can be described as a bowl- shaped circle, 3/8 of an inch in diameter made of 18K gold. A part of this round clip-on earring is a very small hole for the purpose of inserting a stud earring. The studded earring and the gold circle appear as a unit. A silver prototype has now also been developed, slightly smaller but the same in every other way.

History

The principals conceived the idea several years ago and proceeded to hire a professional jewelry designer to produce the prototype. The prototype has been worn since mid 1999 with a large variety of studded earrings for over a year with complete wearer satisfaction by the president of the company. Reactions to the product's appearance, of approximately twelve women at three different social occasions late in 1999, was positive. Since the idea's birth the principles of the company have tested the product for convenience, durability and flexibility of use. A second prototype, developed in mid 2000, is meeting with the same experience in wear ability. Inquiries of jewelry stores has produced mixed reactions but primarily favorable for a nitch market.


Present Business Activities.

Clip 'n Pierce has just completed a market study of ten jewelry outlets in
   San Diego County at Plaza Bonita in National City and Grossmont Shopping Center in La Mesa, CA. The purpose of the study was to gather information from jewelers about their opinions of the product's desirability, and to determine their interest in selling the product. Jewelry shops in two malls, one middle and one higher end economically. Of the ten shop keepers interviewed, six liked the product very much and four of those felt confident there was a market and at least three of those were interested in carrying the product in their store. Those not favorably disposed to the product sited a somewhat similar product which seemed in their opinion to satisfy this small market.

Leads from these interviews pointed to a possible manufacturer and several suggestions as to the nature of the customer most likely to be interested, ie. senior citizen age. Also from the study it appears the higher end mall showed
more favorable interest.  Other current activities,    including the last
quarter of 2000 and into the first quarter of 2001     include searching for a
manufacturer and determining a reasonable price for the product.

Competition
Later the possibility of Internet marketing will be researched. Competition The jewelry industry is vast and varied. While there are many earring products of both clip-on and pierced variety, to Clip 'n Pierce's knowledge no product of this kind is on the market currently. The current market study has revealed a product called the French Clip, discussed by at least four of the jewelers interviewed. The product enables a studded earring to be permanently placed on a clip by the jeweler. While this product does not have the flexibility of the Clip 'n Pierce earring, it may serve the purpose for some customers. That product is the closest to our product that any of the jewelers has seen.


Properties

Clip 'n Pierce shares    475 square feet of office space with EFM Venture
Group, Inc., an affiliated company. Clip 'N Pierce pays $200 per month. This amount Is considerd market rate considering the physical space and hours used by Clip 'N Pierce. Clip 'N Pierce begain paying rent as of January 1, 2001.

Employees

As of January 1, 2001 Clip 'N Pierce has hired a part time person to spend up to ten hours per week visiting jewelery stores to promote its product. All other activities are carried out by the officers and directors.


Legal Proceedings

Clip 'n Pierce is not a party to any legal proceeding.


                                   MANAGEMENT

The Executive Officers and Directors of Clip 'n Pierce and their ages are as follows:

       Name               Age        Position            Date Elected

Betty N. Myers            63         President,          April 14, 1999
                                     Chief Financial
                                     Officer, and
                                     Director

Edward F. Myers II        68         Secretary and       April 14, 1999
                                     Director

Betty N. Myers has served President and as a Director since its inception. Since December 13, 1999 she has served as Secretary of American Electric Automobile Co., Inc. ("AEAC"). AEAC is a publicly traded company under the symbol AEAC. She also currently serves as President and a Director of EFM Venture Group, Inc., a real estate company, as the licensed broker. She is President of Exchange Accommodation Corp., a company specializing in the accommodation of 1031 tax deferred exchanges. She is the wife of Edward F. Myers,II.

Edward F. Myers, II has served as Secretary and a Director of Clip 'n Pierce since its inception. He currently serves as Chairman and a Director of American Electric Automobile Company, Inc. a publicly traded company. He is Also Secretary and a Director of EFM Venture Group, Inc., a real estate company. He is the husband of Betty Myers.

The Directors are elected to serve until the next annual meeting of shareholders or until their successors have been elected and qualified. Executive officers serve at the discretion of the Board of Directors.

Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.


Executive Compensation

At present Clip 'n Pierce is operated by its Executive Officers and Directors
                                                              -17-
at no compensation and no compensation has been paid to date. No Executive Officer or Director is expected to earn in excess of $50,000 in the Foreseeable future.

Clip 'n Pierce has no pension or profit sharing plan. Clip 'n Pierce may Change or increase salaries as Clip 'n Pierce's profits and cash flow allow; however, there are no present plans to do so.

Options

There are no options outstanding.


                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of    January 1, 2001,     the name,
address and number of Shares owned directly or beneficially by persons who own 5% or more of the Company's Common stock and by each executive officer and director and owner after the Distribution.


Beneficial Owner         Shares/Percent     as of     Shares/Percent     after
                         January 1, 2001              the Distribution


Edward F. Myers II(1)    8,400,000  100.00%           8,000,000  95.2%
4190 Bonita Rd. #105
Bonita, CA

EFM Venture Group, Inc.      8,400,000  100.00%      8,000,000  95.2%
4190 Bonita Rd. #105
Bonita, CA 91902

Betty N. Myers               8,400,000  100.00%      8,000,000  95.2%
505 Camino Elevado
Bonita, CA 91902

All Executive Officers       8,400,000   100.00%     8,000,000  95.2%
and Directors as a
Group (2 persons)


1) Betty N. Myers is a 33% shareholder and a director of EFM Venture Group, Inc. Edward F. Myers is the husband of Betty N. Myers. EFM Venture Group, Inc. is the controlling shareholder of TAKK.

2)  Based on 8,400,000 shares outstanding on    January 1, 2001.

3)  EFM Venture Group, Inc is a controlling shareholder of TAAK.

CERTAIN TRANSACTIONS

On December 1, 1999 Clip 'n Pierce sold 4,000,000 shares of common stock to
                                                              -18-

Edward F. Myers II for a total of $400; 4,000,000 shares of common stock to EFM Venture Group, Inc. for $400, and 400,000 common shares to Takk, Inc. for $40.00.


DESCRIPTION OF SECURITIES

The authorized Common stock of Clip 'n Pierce consists of 50,000,000 Shares (par value $0.0001) per share), of which 8,400,000 shares were outstanding on December 1, 2001. The holders of Common stock are entitled to one vote per Share on all matters to be voted on by stockholders. Holders of Common stock Are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the Common stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common stock are, and the Shares to be transferred in the Distribution will be, fully paid and nonassessable. As
of    January 1, 2001     Clip 'n Pierce had three common shareholders.


Preferred Stock

Clip 'n Pierce is also authorized to issue as many as 20,000,000 shares of the preferred stock (par value $0.001). The preferred stock may be issued in one or more series with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights as the Company's Board of Directors may determine. There are no preferred stock outstanding.

Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock which could reduce the attractiveness of Clip 'n Pierce as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Certificate of Incorporation of Clip 'n Pierce provides for indemnification of directors and officers of Clip 'n Pierce as follows:


SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of
                                                              -19-
this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

Delaware General Corporation Law

Delaware General Corporation Law Section 145 provides that Clip 'n Pierce may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of Clip 'n Pierce, except, in certain circumstances, for negligence or misconduct in the performance of his duty to Clip 'n Pierce. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees. Article Tenth of Clip 'n Pierce's Certificate of Incorporation provides for indemnification of Clip 'n Pierce's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of Clip 'n Pierce.


Transfer Agent

The transfer agent and registration for Clip 'n Pierce's Common stock is Signature Stock Transfer, 14675 Midway Road, Suite #221, Dallas, TX 75244.


LEGAL MATTERS

The legality of the Shares of Common stock to be registered hereby will be passed upon for Clip 'n Pierce by Carmine J. Bua, esquire, 2655 Camino del Rio North, Suite 333, San Diego, California 92108.


EXPERTS

The financial statements of Clip 'n Pierce for the period from April 14, 1999(incorporation date) to December 31, 1999 and related notes which are included in this Prospectus have been examined by Weinberg & Company, P.A., Independent Certified Public Accountants, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act covering the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on Clip 'n Pierce and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is
                                                              -20-
qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the commission's principal office upon payment of the fees prescribed by the Commission.

                          CLIP 'N PIERCE FASHIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1999
                                                              -22    -

                          CLIP 'N PIERCE FASHIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                                              -23    -

                                   CONTENTS

PAGE     1              INDEPENDENT AUDITORS' REPORT

PAGE     2              BALANCE SHEET AS OF DECEMBER 31, 1999

PAGE     3              STATEMENTS OF OPERATIONS FOR THE PERIOD FROM
                        APRIL 14, 1999 (INCEPTION) TO DECEMBER 31, 1999

PAGE     4              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        FOR THE PERIOD FROM APRIL 14,1999 (INCEPTION)
                        TO DECEMBER 31, 1999


PAGES    6 - 7          NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Clip 'N Pierce Fashions, Inc.

We have audited the accompanying balance sheet of Clip 'N Pierce Fashions, Inc.(a development stage company) as of December 31, 1999 and the related statement of changes in stockholders' equity for the period from April 14, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of Clip 'n Pierce's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain Reasonable assurance about whether the financial statements are free of Material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Clip 'N Pierce Fashions, Inc. (a development stage company) as of December 31, 1999, in conformity with generally accepted accounting principles.


WEINBERG & COMPANY, P.A.
------------------------
WEINBERG & COMPANY, P.A.

Boca Raton, Florida
January 25, 2000, except for Note 3 as to which the date is February 28, 2000

                                      1
                                                              -25-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                               BALANCE SHEET
                           AS OF DECEMBER 31, 1999

                                     ASSETS


CURRENT ASSETS

Cash                                                                   $  840
                                                                       ------
STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
 Preferred stock, $0.001 par value, 20,000,000 shares authorized,
  none issued and outstanding                                              -
 Common stock, $0.0001 par value, 50,000,000 shares authorized,
  8,400,000 shares issued and outstanding                                 840
 Additional paid-in capital                                               456
 Deficit accumulated during development stage                            (456)
                                                                        -----
TOTAL STOCKHOLDERS' EQUITY                                             $  840
==========================                                            =======

See accompanying notes to financial statements

                                       2
                                                              -26-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM APRIL 14, 1999 (INCEPTION) TO DECEMBER 31,1999

INCOME                                                        $         -
                                                              --------------

EXPENSES

  Organization Costs                                                     456
                                                              --------------

TOTAL EXPENSES:                                                          456
                                                              --------------

NET LOSS:                                                                456
=========                                                     ==============

Net loss per share - basic and diluted                                   -
                                                              ==============

Weighted average number of shares
outstanding during the period -
basic and diluted.                                                 8,400,000
                                                              ==============
See accompanying notes to financial statements

                                       3
                                                              -27-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM APRIL 14, 1999 (INCEPTION) TO DECEMBER 31,1999
       -------------------------------------------------------------------

                                                            DEFICIT
                                                           ACCUMULATED
                                               ADDITIONAL    DURING
                            Common stock        PAID-IN    DEVELOPMENT
                            Shares    AMOUNT    CAPITAL      STAGE       TOTAL
                            ------    -------  ----------  ------------  -----

Common stock issued
for cash                    8,400,000 $  840    $   -       $     -      $ 840

Capital contribution
 by promoter                  -           -        456            -        456

Net loss for the period
from April 14, 1999
(inception)
to December 31, 1999          -           -         -            (456)   (456)
                            ------    -------  ----------  ------------  -----

BALANCE, DECEMBER 31, 1999  8,400,000 $  840     $  456          (456)  $ 840
                           ========== ======    ========    ==========  =====

See accompanying notes to financial statements

                                        4
                                                              -28-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM APRIL 14, 1999 (INCEPTION) TO DECEMBER 31,1999

Cash flows from development stage activities
  Net loss                                                     $        (456)

Adjustments to reconcile net loss to net cash used in development stage activities

Expensed paid by promoter                                                456
                                                                -------------

  Net cash provided by (used in) development
  stage activities                                                        -
                                                                -------------

Cash flows from financing activities

  Proceeds from common stock issuance                                     840
                                                                -------------
  Net cash provided by financing activities                               840
                                                                =============

Net increase in cash                                                      840

Cash - beginning of period                                                 -
                                                                -------------
CASH - END OF PERIOD                                            $         840
                                                                =============
See accompanying notes to financial statements

                                        5
                                                              -29-

                         CLIP 'N PIERCE FASHIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 1999
                           -----------------------

NOTE  1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)    Organization and Description of Business
---    -----------------------------------------
Clip 'N Pierce Fashions, Inc. (a development stage company) (the "Company") was incorporated in Delaware on April 14, 1999.

Clip 'n Pierce's principal stockholder designed a unique jewelry product to bridge a gap between clip-on and pierced type jewelry products. The design was contributed to Clip 'n Pierce at zero cost basis and Clip 'n Pierce intends to have the product manufactured by third party subcontractors and marketed through jewelry stores and similar outlets.

Clip 'n Pierce's activities during the development stage have included corporate formation and stock issuances.

(B) Use of Estimates
- --------------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Income taxes
- -----------------
Clip 'n Pierce accounts for income taxes under the Financial Accounting Standard s Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current income tax expense for the period ended December 31, 1999.

                                     4
                                                              -30-

NOTE  2     STOCKHOLDERS' EQUITY
-------     --------------------

(A) Preferred Stock
--------------------
The company is authorized to issue 20,000,000 shares of preferred stock at $0.001 par value. The Company has not issued any preferred shares through December 31, 1999.

(B)Common stock
---------------
The Company is authorized to issue 50,000,000 shares of common stock at $0.0001 par value. In December 1999, Clip 'n Pierce issued 8,400,000 shares of its common stock to various stockholders pursuant to Section 4 (2) of the Securities Act of 1933, as amended, for an aggregate consideration of $840.

Expenses incurred during the development stage of Clip 'n Pierce, for the Period ended December 31, 1999, were paid by the promoter.


                                     5
                                                              -31-

                    CLIP 'N PIERCE FASHIONS, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                      FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 2000
                                                              -32    -

                    CLIP 'N PIERCE FASHIONS, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   ------------------------------

                            CONTENTS


PAGE    1       ACCOUNTANTS' REVIEW REPORT

PAGE    2       BALANCE SHEET AS OF SEPTEMBER 30, 2000

PAGE    3       STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED
                SEPTEMBER 30, 2000 AND FOR THE PERIOD FROM APRIL 14, 1999
                INCEPTION) TO SEPTEMBER 30, 2000

PAGE    4       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE
                PERIOD FROM APRIL 14, 1999 (INCEPTION) TO SEPTEMBER 30, 2000

PAGE    5       STATEMENTS OF CASH FLOWS FOR THE FOUR MONTHS ENDED
                SEPTEMBER 30, 2000 AND FOR THE PERIOD FROM APRIL 14, 1999
                (INCEPTION) TO SEPTEMBER 30, 2000

PAGES   6 - 7      NOTES TO FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2000

                          ACCOUNTANTS' REVIEW REPORT
                          --------------------------


To the Board of Directors of:
Clip 'N Pierce Fashions, Inc.


We have reviewed the accompanying balance sheet of Clip 'N Pierce, Inc. (a development stage company) as of September 30, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the nine months then ended and for the period from April 14, 1999 (inception) to September 30, 2000, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Clip 'N Pierce Fashions, Inc.

A review consist principally of inquires of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


WEINBERG & COMPANY
------------------
WEINBERG & COMPANY, P.A.



Boca Raton, Florida
November 6, 2000

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                               BALANCE SHEET


                                     ASSETS

                                                                 September 30
                                                                    2000
                                                                 -------------
CURRENT ASSETS

Cash                                                                   $  145
                                                                       ------
TOTAL ASSETS                                                              145
                                                                       ======

SHAREHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
 Preferred stock, $0.001 par value, 20,000,000 shares authorized,
  none issued and outstanding                                              -
 Common stock, $0.0001 par value, 50,000,000 shares authorized,
  8,400,000 shares issued and outstanding                                 840
 Additional paid-in capital                                             5,456
 Deficit accumulated during development stage                          (6,151)
                                                                       -------
TOTAL STOCKHOLDERS' EQUITY                                              $  145
==========================                                             =======

See accompanying notes to financial statements

                                       2
                                                              -35-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OR OPERATIONS
                          -----------------------

                                      Cumulative from
                                      April 14, 1999
                                      (Inception) to        Nine Months Ended
                                      September 30, 2000    September 30, 2000
                                      ------------------    ------------------

INCOME                                $             -    $               -
                                      ------------------    ------------------


EXPENSES:
General and administrative                       1,173                   717
Legal fees                                       1,120                 1,120
Accounting fees                                  3,858                 3,858
                                      ------------------    ------------------
  Total Expenses                                 6,151                 5,695
                                      ------------------    ------------------
NET LOSS                                        (6,151)      $        (5,695)
                                     ==================    ==================
NET LOSS PER SHARE - BASIC AND DILUTED
                                      $           -       $              -
                                      ==================    ==================

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING DURING THE PERIOD -
BASIC AND DILUTE                             8,400,000              8,400,000
                                      ==================    ==================
See accompanying notes to financial statements

                                       3
                                                              -36-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM APRIL 14, 1999 (INCEPTION) TO SEPTEMBER 30,2000
      -------------------------------------------------------------------

                                                            DEFICIT
                                                           ACCUMULATED
                                               ADDITIONAL    DURING
                            COMMON STOCK        PAID-IN    DEVELOPMENT
                            SHARES    AMOUNT    CAPITAL      STAGE     TOTAL
                            ------    ------   ----------  ----------- ------

Common stock issued
for cash                    8,400,000 $  840    $    -       $     -    $ 840

Capital contribution
 by promoter                  -           -         456            -      456

Net loss for the period
from April 14, 1999
(inception)
to December 31, 1999          -           -          -            (456)  (456)
                            ------    ------   -----------  ----------- ------

BALANCE, DECEMBER 31, 1999  8,400,000    840        456           (456)    840

Capital contribution
 by promoter                  -           -       5,000           -      5,000
Net loss for the
 Nine months ending
 September 30, 2000                                             (5,695) (5,695)
                            ------    ------   -----------  ----------- ------
BALANCE, SEPTEMBER 30,
 2000                       8,400,000 $  840    $5,456       $ (6,151)   $ 145
--------------------------  ========= =======   =======      ==========  =====

See accompanying notes to financial statements

                                       4
                                                              -37-

                        CLIP 'N PIERCE FASHIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                          STATEMENTS OF CASH FLOWS
                          ------------------------

                                  Cumulative from
                                  April 14, 1999
                                  (Inception) to          Nine months ended
                                  September 30, 2000      September 30, 2000
                                  ------------------      ------------------
CASH FLOWS FROM
OPERATING ACTIVITIES:
  Net loss                       $   (6,151)              $     (5,695)
                                  ------------------      ------------------
  Net cash used by
  operating activities               (6,151)                    (5,695)
                                  ------------------      ------------------
CASH FLOWS FROM
FINANCING ACTIVITIES:
  Capital contributions               5,456                      5,000
  Proceeds from common
 stock issuance                         840                           -
                                  ------------------      ------------------
  Net cash provided by
  financing activities                6,296                      5,000
                                  ------------------      ------------------
INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                  145                       (695)

CASH AND CASH EQUIVALENTS -
 BEGINNING OF PERIOD                      -                        840
                                  ------------------      ------------------
CASH AND CASH EQUIVALENTS -
 END OF PERIOD                    $     145               $        145
                                  ==================      ==================

See accompanying notes to financial statements

                                       5
                                                              -38-

                         CLIP 'N PIERCE FASHIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                           AS OF SEPTEMBER 30,2000
                           -----------------------

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------     ------------------------------------------
(A) Organization and Description of Business
--------------------------------------------
Clip 'N Pierce Fashions, Inc. (a development stage company) (the "Company") was incorporated in Delaware on April 14, 1999.

The Company's principal stockholder designed a unique jewelry product to bridge a gap between clip-on and pierced type jewelry products. The design was contributed to the Company at zero cost basis and the Company intends to have the product manufactured by third party subcontractors and marketed through jewelry stores and similar outlets.

The Company's activities during the development stage have included corporate formation, stock issuance, product design, and marketing studies.

(B) Use of Estimates
--------------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Income taxes
----------------
The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No. 109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or deferred tax liability or asset for the period ended September 30, 2000 since the Company's operations were minimal.

 (D) Cash and Cash Equivalents
-----------------------------
For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash or equivalents.

                                       6

 (E) Loss Per Share
 ------------------
Net loss per common share for the nine months ended September 30, 2000 and for the period from April 14, 1999 (inception) to September 30, 2000 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". There were no common stock equivalents outstanding at September 30, 2000.


NOTE 2     STOCKHOLDERS' EQUITY
------     --------------------
(A) Preferred Stock
-------------------
The Company is authorized to issue 20,000,000 shares of preferred stock at $0.001 par value. The Company has not issued any preferred shares through September 30, 2000.

(B) Common Stock
----------------
The Company is authorized to issue 50,000,000 shares of common stock at $0.0001 par value. The Company has issued 8,400,000 shares through September 30, 2000.


NOTE 3     SUBSEQUENT EVENTS
------     -----------------
On November 2, 2000 a principal stockholder of the Company contributed $2,800 to the company.

                                  7
                                                              -40-

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Director and Officers.

Delaware General Corporation Law Section 145 provides that the Company may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of Clip 'n Pierce, except, in certain circumstances, for negligence or misconduct in the performance of his duty to Clip 'n Pierce. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees. Article Tenth of Clip 'n Pierce's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of Clip 'n Pierce.

Item 25.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses in connection with the Distribution of the securities which are the subject of this Registration Statement.


Securities and Exchange Commission
Registration Fee                          $     1.07

Printing                                    3,500.00

Legal Fees and Expenses                     1,500.00

Accounting and Audit Fees                   2,200.00
                                          ___________
TOTAL                                     $ 7,201.07

TAKK, INC. has agreed to pay all costs incurred in this filing.

Distribution of the Shares which are the subject of this Registration
Statement.


Item 26. Recent Sales of Unregistered Securities.

On December 1, 1999 Clip 'n Pierce sold 4,000,000 shares of common stock to Edward F. Myers II for a total of $400, 4,000,000 shares of common stock to EFM Venture Group, Inc. for $400, and 400,000 common shares to Takk, Inc. for $40.00.

All securities described in the foregoing were sold without commission or registration in reliance upon the exemptions provided under the provisions of
Section 4(2) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder. In each case, the investor was sophisticated and had a previous business or personal relationship with one or more of the directors of Clip 'n Pierce.


Item 27.  Exhibits.

The following is a list of exhibits filed as part of the Registration
Statement:

3.(i) Certificate of Incorporation,*
3.(ii)  By-laws*
5.1  Copy of Opinion of Carmine J. Bua, Esq.*
11.1   Computation of per share earnings 1999
11.2   Computation of per share earnings 2000
23.1 Consent of Carmine J. Bua, Esq.*
23.2 Consent of Weinberg & Company
27 Financial Data Schedule 4/14/1999 to 9/30/2000
*  Filed by reference SB2 filed on July 12,2000

Item 28.  Undertakings.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, Clip 'n Pierce has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Clip 'n Pierce of expenses incurred or paid by a director, officer, or controlling person of Clip 'n Pierce in the successful defense of any action, suite or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Clip 'n Pierce will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly
authorized, in the City of San Diego, State of California, on the    14TH
day of January, 2001.


CLIP 'N PIERCE FASHIONS, INC.


                                        By:
                                        BETTY N. MYERS
                                        ----------------
                                        BETTY N. MYERS
                                        President and CFO




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

BETTY N. MYRES
--------------
Betty N. Myers, Director                          January 14,2001

EDWARD F. MYERS
---------------
Edward F. Myers II Director                        January 14.2001